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                                                                  Exhibit 99.01


         [Cardinal Health Logo]
         7000 Cardinal Place
         Dublin, OH 43017
                                                           FOR IMMEDIATE RELEASE
         www.cardinal.com

      CARDINAL HEALTH                             ALARIS MEDICAL SYSTEMS

     Media: Jim Mazzola                           Media: Frank Jepson
            (614) 757-3690                               (858) 458-7448
            jim.mazzola@cardinal.com                     fjepson@alarismed.com

     Investors: Jim Hinrichs                      Investors: William Bopp
                (614) 757-7828                               (858) 458-7994
                jim.hinrichs@cardinal.com                    wbopp@alarismed.com


EDITOR'S NOTE: Cardinal Health and ALARIS Medical Systems will host a conference call for investors, reporters and financial analysts at 10:30 a.m. eastern daylight time (EDT) to discuss the acquisition. Participants can access the call by dialing (706) 634-5100. A replay will be available on May 20 at 8:00 a.m. EDT until May 22 at 11:00 p.m. EDT by dialing (706) 645-9291, conference ID 7560637.

            CARDINAL HEALTH TO ACQUIRE GLOBAL HEALTH CARE TECHNOLOGY
                         LEADER, ALARIS MEDICAL SYSTEMS

       ACQUISITION TO BROADEN PRODUCT AND SERVICE OFFERINGS FOR HOSPITALS,
                          EXPAND WORLDWIDE OPERATIONS

DUBLIN, OHIO AND SAN DIEGO, MAY 19, 2004 -- Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, and ALARIS Medical Systems, Inc. (NYSE: AMI), a global leader in intravenous medication safety products and services, today announced a definitive agreement for Cardinal Health to acquire ALARIS in a transaction valued at approximately $2 billion, including the assumption of outstanding debt.

Under the agreement, Cardinal Health has agreed to make a cash tender offer to acquire all of the outstanding shares of ALARIS common stock at a price of $22.35 per share.

The acquisition will extend Cardinal Health's portfolio of market leading products and services to health care providers, and increase its presence in strategic markets outside the United States. ALARIS develops and markets systems for the safe delivery of intravenous (IV) medications, and holds long-term contracts to provide necessary, disposable products for use in those systems. Nearly two-thirds of ALARIS' revenues are generated by the sale of proprietary disposable supplies. It also provides a broad suite of professional, technical and training services to more than 5,000 hospitals and health care systems worldwide.

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CARDINAL HEALTH TO ACQUIRE GLOBAL HEALTH CARE TECHNOLOGY LEADER, ALARIS
MEDICAL SYSTEMS
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With complementary operations, product lines, distribution networks and geographic presence, the acquisition will enable Cardinal Health to:

- BROADEN INTEGRATED PRODUCT AND SERVICE OFFERINGS: ALARIS products and services fully complement Cardinal Health's integrated provider solutions for health care customers, with proprietary medical products, distribution services, consulting services and automation technology. In 2003, ALARIS launched 19 new products into this market and expects to launch at least 20 more in 2004. These highly automated, proprietary systems with patented technology are used by the same hospital and provider customers that use Cardinal Health products and services.

- BETTER SERVE CUSTOMERS GLOBALLY: ALARIS' established, global operations with direct sales representatives, nurse trainers and field technicians in 13 countries provide an experienced channel for Cardinal Health's extensive portfolio of health care products and services. More than 30 percent of ALARIS' revenue is from customers outside the U.S., and worldwide ALARIS products are used by more than 5,000 hospital customers. The company is ranked No. 1 or 2 in most of the countries in which it operates. ALARIS employs 3,000 people and manufactures products at 4 facilities in North America and Europe.

-    DELIVER THE MOST COMPREHENSIVE SUITE OF MEDICATION SAFETY SOLUTIONS:
     ALARIS' bedside safety offerings in IV medication and infusion therapy complement Cardinal Health's medication safety offerings at the patient's bedside. One recent study indicated that medication errors occur in as many as 1 of every 5 doses given to patients. Both leaders in their respective markets, Cardinal Health's Pyxis automation systems and ALARIS' bedside infusion systems have pioneered many of the technological advances made in the field of medication safety. Combined, Cardinal Health will have the capability to dispense a comprehensive array of medication dosage forms delivered at a patient's bedside.

"ALARIS has an excellent reputation in the acute care marketplace and will further expand Cardinal Health's product and service offerings to this very strategic market," said Robert D. Walter, chairman and chief executive officer of Cardinal Health. "The company is a terrific fit with Cardinal Health and we see a significant opportunity for marketing, sales and operational synergies in the combined company."

The synergies from this transaction will be immediate and are expected to reach $80 to $100 million of earnings on a pretax basis by the end of fiscal year 2007. Cardinal Health has already identified these planned synergies, which are driven by revenue enhancement opportunities and through leverage of existing infrastructures. As a result, Cardinal Health expects the transaction to be modestly accretive in its fiscal year 2005 and meaningfully accretive by fiscal year 2007.

"The market for the IV medication safety products we pioneered is vast and growing worldwide," said David L. Schlotterbeck, president and chief executive officer of ALARIS Medical Systems. "Our senior management and exceptional employee teams are looking forward to the important role we will play as part of Cardinal Health."


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CARDINAL HEALTH TO ACQUIRE GLOBAL HEALTH CARE TECHNOLOGY LEADER, ALARIS
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Upon completion of the acquisition, Schlotterbeck will continue to lead ALARIS operations, reporting to Cardinal Health President and Chief Operating Officer George L. Fotiades.

"Markets outside the U.S. - especially Western Europe -- represent a major growth opportunity for Cardinal Health," Fotiades said. "We expect ALARIS' experienced, direct sales and service organization will become an important channel for many of our products in these regions."

The ALARIS Medical Systems Medley(TM) Medication Safety System is a modular point-of-care computer that integrates infusion, patient monitoring and clinical best practice guidelines in a single platform for optimal outcomes. Key to the system is the ALARIS Guardrails(R) Safety Software, a proprietary offering that supports hospitals in the design, implementation and analysis of clinical best practices to improve medication safety and clinical productivity.

The ALARIS product line also includes the Gemini(R), Signature Edition, MedSystems and Asena(R) large-volume pumps and syringe infusion pumps; ReadyMED(R) ambulatory infusion pumps; disposable administration sets, which contain the necessary needle-free devices and supplies for infusion systems; and a range of patient monitoring devices, including sophisticated, proprietary thermometers and associated disposables.

ALARIS offers a comprehensive set of value-added services, including hardware and software technical assistance, clinical education, implementation services, facilitation of database development - critical for medication safety initiatives - and software maintenance programs.

The agreement provides for Cardinal Health to acquire ALARIS in a two-step transaction under which a cash tender offer will be made for all outstanding shares of ALARIS common stock at a price of $22.35 per share. The tender offer will be followed by a merger in which the holders of the remaining outstanding shares of ALARIS common stock will also receive $22.35 per share in cash, without interest. ALARIS' majority shareholder has entered into an agreement to tender his 65 percent holding into the tender offer. The tender offer will be conditioned upon a majority of the outstanding shares of ALARIS common stock being tendered into the offer by holders other than the majority shareholder and ALARIS directors or officers. The transaction will also be subject to regulatory clearance and other customary conditions.

Upon completion of the merger, ALARIS will become a wholly owned subsidiary of Cardinal Health. The agreement has been unanimously approved by both companies' boards of directors. The transaction is expected to be completed in Cardinal Health's fourth quarter of fiscal year 2004, ending June 30, 2004.

CONFERENCE CALL
Cardinal Health and ALARIS Medical Systems will host a conference call for investors, reporters and financial analysts at 10:30 a.m. eastern daylight time to discuss the acquisition. Participants can access the call by dialing (706) 634-5100. A replay will be available on May 20 at 8:00 a.m. EDT until May 22 at 11:00 p.m. EDT by dialing (706) 645-9291, conference ID 7560637.


                                     -more-

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CARDINAL HEALTH TO ACQUIRE GLOBAL HEALTH CARE TECHNOLOGY LEADER, ALARIS
MEDICAL SYSTEMS
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ABOUT ALARIS MEDICAL SYSTEMS

ALARIS Medical Systems (www.alarismed.com) develops and markets products for the safe delivery of intravenous (IV) medications. The Company's IV medication and infusion therapy delivery systems, software applications, needle-free disposables and related monitoring equipment are marketed in the United States and internationally. ALARIS' "smart" pumps, with the proprietary Guardrails(R) Safety Software, help to reduce the risks and costs of medication errors, help to safeguard patients and clinicians and gather and record clinical information for review, analysis and interpretation. The Company provides its products, professional and technical support and training services to over 5,000 hospital and health care systems, as well as alternative care sites, in more than 120 countries through its direct sales force and distributors. Headquartered in San Diego, California, ALARIS employs approximately 3,000 people worldwide.

ABOUT CARDINAL HEALTH

CARDINAL HEALTH, INC. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals, medical- surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 50,000 people on five continents and produces annual revenues of more than $50 billion. Cardinal Health is ranked #17 on the 2004 Fortune 500 list and was named one of the best U.S. companies by Forbes magazine for 2004.


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Except for historical information, all other information in this news release consists of forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities of ALARIS Medical Systems. At the time the expected offer is commenced, Cardinal Health will file a tender offer statement with the U.S. Securities and Exchange Commission and ALARIS will file a solicitation/recommendation statement with respect to the offer. Investors and ALARIS stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender documents) and the related solicitation/recommendation statement because they will contain important information. The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to all stockholders of ALARIS at no expense to them. These documents will also be available at no charge at the SEC's website at www.sec.gov.